UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 30, 2017
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 ELEVATE CREDIT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (817) 928-1500
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement
On August 30, 2017, Elevate Credit, Inc. (the “Company”) and certain subsidiaries and Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and the holders (in such capacity, the “Agent”) entered into the Second Amendment to the Third Amended and Restated Financing Agreement (the "Amended Financing Agreement”). The following provides a summary of the primary changes to the Amended Financing Agreement:

•
The existing US Convertible Term Notes of $10.1 million will convert into and become a part of the existing Fourth Tranche Term Notes effective January 30, 2018 with a post-conversion outstanding balance of $35.1 million (the “Converted Fourth Tranche Term Notes”). The exit premium under the existing US Convertible Term Notes of $2.0 million will be due and payable to the Agent on January 30, 2018.

•	Upon conversion on January 30, 2018, the maturity date of the Converted Fourth Tranche Term Notes will be extended to February 1, 2021.

•	The Fourth Tranche Term Notes interest rate will be lowered to the base rate (but not less than 1% per annum) plus 13% (from an interest rate of base rate plus 17%), effective as of January 30, 2018.

•	The UK Term Note commitment amount has been increased to approximately $47.9 million (comprised of $35.0 million and £10.0 million), as of the effective date of this amendment.

•	The UK Term Note maturity date has been extended to February 1, 2021, as of the effective date of this amendment.

•	After January 30, 2018, the UK Term Note interest rate will be lowered to the base rate plus 14% (from an interest rate of base rate plus 16%).

The foregoing description of the Amended Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Financing Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1∞
Second Amendment to Third Amended and Restated Financing Agreement, dated August 30, 2017, by and among Rise SPV, LLC, Elevate Credit International Ltd., Elevate Credit Service, LLC, the Registrant, the guarantors party thereto, the lenders party thereto, and Victory Park Management, LLC, as administrative agent and collateral agent.

∞	Confidential treatment has been requested as to certain portions of this exhibit, which portions have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.

Dated:	September 1, 2017	By:	/s/ Christopher Lutes
Christopher Lutes
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1∞
Second Amendment to Third Amended and Restated Financing Agreement, dated August 30, 2017, by and among Rise SPV, LLC, Elevate Credit International Ltd., Elevate Credit Service, LLC, the Registrant, the guarantors party thereto, the lenders party thereto, and Victory Park Management, LLC, as administrative agent and collateral agent.

∞	Confidential treatment has been requested as to certain portions of this exhibit, which portions have been omitted and submitted separately to the Securities and Exchange Commission.